Exhibit (s)(i)

POWER OF ATTORNEY

Each of the undersigned Directors do constitute and appoint each of Bruce N. Alpert, Peter Goldstein and John C. Ball as his or her true and lawful attorney-in-fact to execute and sign a Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of The Gabelli Convertible and Income Securities Fund Inc. (the “Fund”), and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Trustees themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned Directors have executed this Power of Attorney as of the 30th day of June, 2021.

Signature	Title

/s/ John Birch John Birch	Director

/s/ E. Val Cerutti E. Val Cerutti	Director

/s/ Anthony S. Colavita Anthony S. Colavita	Director

/s/ Thomas H. Dinsmore Thomas H. Dinsmore	Director

/s/ Vincent D. Enright Vincent D. Enright	Director

/s/ Leslie F. Foley Leslie F. Foley	Director

/s/ Daniel D. Harding Daniel D. Harding	Director

/s/ Michael J. Melarkey Michael J. Melarkey	Director

/s/ Agnes Mullady Agnes Mullady	Director

/s/ Kuni Nakamura Kuni Nakamura	Director

/s/ Anthonie C. van Ekris Anthonie C. van Ekris	Director

/s/ Salvatore J. Zizza Salvatore J. Zizza	Director